Exhibit 99.(s)

CENTER COAST BROOKFIELD MLP & ENERGY INFRASTRUCTURE FUND

POWER OF ATTORNEY

Each of the undersigned trustees of Center Coast Brookfield MLP & Energy Infrastructure Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby constitutes and appoints Brian F. Hurley, Angela W. Ghantous and Thomas D. Peeney with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust’s shares of beneficial interest; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 6th day of February, 2019.

/s/ Edward Kuczmarski
Edward Kuczmarski
Trustee

/s/ Lou Salvatore
Lou Salvatore
Trustee

/s/ Stuart McFarland
Stuart McFarland
Trustee

/s/ Heather Goldman
Heather Goldman
Trustee

/s/ David Levi
David Levi
Trustee